UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): May 5, 2000



                               SAXTON INCORPORATED
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            (Exact name of registrant as specified in its charter)



                                     NEVADA
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                 (State or other jurisdiction of incorporation)



                0-22299                                88-0223654
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        (Commission File Number)            (IRS Employer Identification No.)



               5440 WEST SAHARA AVENUE, LAS VEGAS, NEVADA 89146
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             (Address of principal executive offices) (Zip code)



      (Registrant's telephone number, including area code): (702) 221-1111



                                       NA
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         (Former name or former address, if changed since last report)

ITEM 5.  Other Events.


      (a) As previously reported, on April 19, 2000, the Nasdaq Stock Market, Inc. ("Nasdaq") informed the Company that it was not in compliance with the requirement that the Company timely file its report on Form 10-K for the year ended December 31, 1999 and that the Company's common stock would be delisted from trading on the Nasdaq National Market. The Company has appealed this decision, which will stay the delisting pending an oral hearing set for May 18, 2000.

      (b) On May 5, 2000, Nasdaq notified the Company that it was not in compliance with the requirement for continued listing on the Nasdaq National Market that it maintain a minimum $5,000,000 market value of public float. Nasdaq granted the Company a 90-day grace period, which expires on August 3, 2000, in which to comply with this requirement by meeting the requirement for a minimum of ten consecutive trading days. Nasdaq also notified the Company that it is in danger of failing to comply with the requirement for continued listing on the Nasdaq National Market that the bid price for its common stock not fall below $1.00 per share for 30 consecutive trading days. Nasdaq recommended that the Company address these issues at the scheduled May 18, 2000 hearing on the Company's failure to timely file its Form 10-K.

       (c) The Company believes that it will be able to comply with the above requirements; however, there can be no assurance that the Company will be successful in implementing its plans to comply or that the Company's appeal will be successful. If the Company's common stock should cease to be listed on the Nasdaq National Market, it would likely be more difficult to buy or sell shares of the common stock or to obtain timely and accurate quotations. In addition, the delisting process could result in a decline in the trading market for the common stock which could depress its stock price, among other consequences.



SIGNATURE
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



Date:  May 9, 2000                       SAXTON INCORPORATED
                                         (Registrant)



                                         By:   /S/ JAMES C. SAXTON
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                                                      James C. Saxton
                                            Chairman of the Board, President and
                                                  Chief Executive Officer